PROVIDIAN FINANCIAL CORPORATION
Select Financial Data


                                                       Nine Months
                                                          Ended                           Year Ended December 31
                                                        September   --------------------------------------------------------------
(dollars in thousands)                                    2000         1999         1998         1997         1996         1995
----------------------------------------------------------------------------------------------------------------------------------
a. Ratio of Earnings to Fixed Charges
INCLUDING INTEREST ON DEPOSITS:
      EARNINGS:
           Income before income taxes                  $  729,587   $  917,425   $  490,563   $  311,300   $  257,251   $  214,863
           Fixed charges                                  661,789      460,588      254,006      187,843      192,536      160,183
                                                       ---------------------------------------------------------------------------

      Earnings, for computation purposes               $1,391,376   $1,378,013   $  744,569   $  499,143   $  449,787   $  375,046
                                                       ===========================================================================

      FIXED CHARGES:
           Interest on borrowings                      $   47,676   $   92,334   $   42,931   $   18,858   $   49,208   $   52,732
           Interest on deposits                           598,624      356,736      204,335      164,252      140,361      105,151
           Portion of rents representative
              of the interest factor                       15,489       11,518        6,740        4,733        2,967        2,300
                                                       ---------------------------------------------------------------------------

      Fixed charges, including interest on deposits,
           for computation purposes                    $  661,789   $  460,588   $  254,006   $  187,843   $  192,536   $  160,183
                                                       ===========================================================================

      Ratio of earnings to fixed charges,
           including interest on deposits                    2.10         2.99         2.93         2.66         2.34         2.34

EXCLUDING INTEREST ON DEPOSITS:
      EARNINGS:
           Income before income taxes                  $  729,587   $  917,425   $  490,563   $  311,300   $  257,251   $  214,863
           Fixed charges                                   63,165      103,852       49,671       23,591       52,175       55,032
                                                       ---------------------------------------------------------------------------

      Earnings, for computation purposes               $  792,752   $1,021,277   $  540,234   $  334,891   $  309,426   $  269,895
                                                       ===========================================================================

      FIXED CHARGES:
           Interest on borrowings                      $   47,676   $   92,334   $   42,931   $   18,858   $   49,208   $   52,732
           Portion of rents representative
              of the interest factor                       15,489       11,518        6,740        4,733        2,967        2,300
                                                       ---------------------------------------------------------------------------

      Fixed charges, excluding interest on
           deposits, for computation purposes          $   63,165   $  103,852   $   49,671   $   23,591   $   52,175   $   55,032
                                                       ===========================================================================

      Ratio of earnings to fixed charges,
           excluding interest on deposits                   12.55         9.83        10.88        14.20         5.93         4.90

b. Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividend Requirements

INCLUDING INTEREST ON DEPOSITS:
      EARNINGS:
           Income before income taxes                  $  729,587   $  917,425   $  490,563   $  311,300   $  257,251   $  214,863
           Fixed charges                                  661,789      460,588      254,006      187,843      192,536      160,183
                                                       ---------------------------------------------------------------------------

      Earnings, for computation purposes               $1,391,376   $1,378,013   $  744,569   $  499,143   $  449,787   $  375,046
                                                       ===========================================================================

      FIXED CHARGES AND PREFERRED STOCK:
           DIVIDEND REQUIREMENTS
           Interest on borrowings                      $   47,676   $   92,334   $   42,931   $   18,858   $   49,208   $   52,732
           Interest on deposits                           598,624      356,736      204,335      164,252      140,361      105,151
           Portion of rents representative
              of the interest factor                       15,489       11,518        6,740        4,733        2,967        2,300
                                                       ---------------------------------------------------------------------------
      Fixed charges, including interest on
            deposits, for computation purposes         $  661,789   $  460,588   $  254,006   $  187,843   $  192,536   $  160,183
      Preferred stock dividend requirements                  --           --           --          1,636        7,397        7,397
                                                       ---------------------------------------------------------------------------

      Fixed charges and preferred stock dividend
           requirements, including interest on
           deposits, for computation purposes          $  661,789   $  460,588   $  254,006   $  189,479   $  199,932   $  167,580
                                                       ===========================================================================

      Ratio of earnings to fixed charges and
           preferred stock dividend requirements,
           including interest on deposits                    2.10         2.99         2.93         2.63         2.25         2.24

EXCLUDING INTEREST ON DEPOSITS:
      EARNINGS:
           Income before income taxes                  $  729,587   $  917,425   $  490,563   $  311,300   $  257,251   $  214,863
           Fixed charges                                   63,165      103,852       49,671       23,591       52,175       55,032
                                                       ---------------------------------------------------------------------------

      Earnings, for computation purposes               $  792,752   $1,021,277   $  540,234   $  334,891   $  309,426   $  269,895
                                                       ===========================================================================

      FIXED CHARGES AND PREFERRED STOCK:
           DIVIDEND REQUIREMENTS
           Interest on borrowings                      $   47,676   $   92,334   $   42,931   $   18,858   $   49,208   $   52,732
           Portion of rents representative
              of the interest factor                       15,489       11,518        6,740        4,733        2,967        2,300
                                                       ---------------------------------------------------------------------------
      Fixed charges, excluding interest on
           deposits, for computation purposes          $   63,165   $  103,852   $   49,671   $   23,591   $   52,175   $   55,032
      Preferred stock dividend requirements                  --           --           --          1,636        7,397        7,397
                                                       ---------------------------------------------------------------------------

      Fixed charges and preferred stock dividend
           requirements, excluding interest on
           deposits, for computation purposes          $   63,165   $  103,852   $   49,671   $   25,227   $   59,571   $   62,429
                                                       ===========================================================================

      Ratio of earnings to fixed charges and
           preferred stock dividend requirements,
           excluding interest on deposits                   12.55         9.83        10.88        13.28         5.19         4.32
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